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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 1, 2001




                             SAGENT TECHNOLOGY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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                DELAWARE                               000-25315                              94-3225290
    (STATE OR OTHER JURISDICTION OF             (COMMISSION FILE NUMBER)         (I.R.S. EMPLOYER IDENTIFICATION NO.)
     INCORPORATION OR ORGANIZATION)
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                        800 W. EL CAMINO REAL, SUITE 300
                             MOUNTAIN VIEW, CA 94040
          (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

                                 (650) 815-3100
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

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ITEM 5. OTHER EVENTS.

         On August 1, 2001, Sagent Technology, Inc. completed a private placement of approximately 9.1 million shares of its common stock with a select group of new and existing institutional investors led by RS Investments of San Francisco. Aggregate gross proceeds from the private placement to Sagent were approximately $16.8 million.

         The shares of common stock were purchased at fair market value, calculated as the average closing price of Sagent's common stock on the Nasdaq National Market for the five days prior to each investor's execution of the Stock Purchase Agreement, a copy of which agreement is attached as Exhibit 10.32.

         The common stock sold to the investors was not registered under the Securities Act of 1933. Accordingly, the shares may not be offered or sold in the United States except pursuant to a registration statement or an applicable exemption from the registration requirements of the Securities Act. Pursuant to a Common Stock Rights Agreement, a copy of which is attached as Exhibit 4.4, Sagent has agreed to file a registration statement covering the resale of these shares by the investors.

         A copy of the press release issued by Sagent on August 1, 2001 announcing the private placement is attached as Exhibit 99.1.

         This Current Report on Form 8-K is being filed pursuant to and in accordance with Rule 135c under the Securities Act.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Not applicable.

         (b) Not applicable.

         (c) Exhibits.

              4.4    Common Stock Rights Agreement dated July 24, 2001.

             10.32   Stock Purchase Agreement dated July 24, 2001.

             99.1    Text of Press Release dated August 1, 2001.



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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      SAGENT TECHNOLOGY, INC.
                                      a Delaware corporation

Dated: August 7, 2001                 By: /s/ David Eliff
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                                         Name: David Eliff
                                         Title: Executive Vice President
                                                and Chief Financial Officer

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                                  EXHIBIT INDEX


      Exhibit Number                    Description
      --------------                    -----------

            4.6       Common Stock Rights Agreement dated July 24, 2001.

           10.32      Stock Purchase Agreement dated July 24

           99.1       Text of Press Release dated August 1, 2001